                                  SCHEDULE 14A
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 240.14a-11(c) or Section 240.14a-12

                        AMERIVISION COMMUNICATIONS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                                  June 1, 2002

Dear Stockholder:

         I am pleased to announce that the Annual Stockholders Meeting for AmeriVision Communications, Inc. will be held on Thursday, June 27, 2002 at the Renaissance Hotel and Convention Center, 10 North Broadway, Oklahoma City, Oklahoma 73102 at 1:00 p.m. (Central Daylight Savings Time). A formal notice of the meeting is enclosed. Also enclosed are a copy of the Company's annual report on Form 10-K, as filed with the Securities and Exchange Commission on April 16, 2002, and a proxy statement. Each provides important information about the Company and the proxy statement provides a detailed explanation of each proposal upon which the stockholders are being asked to vote.

         We urge you to attend our meeting. Whether you do so in person or by proxy, it is important that your shares be represented at the meeting. To ensure your participation, regardless of whether you plan to attend in person, please complete, sign, date and return the enclosed proxy card promptly.

         Thank you for your continued support of, and continued interest in, the Company. We look forward to seeing you on June 27, 2002.


Sincerely,

/s/ KENNETH R. KOLEK
Kenneth R. Kolek
President and Chief Executive Officer

                        AMERIVISION COMMUNICATIONS, INC.
                              5900 MOSTELLER DRIVE
                                   SUITE 1600
                          OKLAHOMA CITY, OKLAHOMA 73112

                                   ----------


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 27, 2002

         The Annual Meeting of Stockholders (the "Meeting") of AmeriVision Communications, Inc. (the "Company") will be held at the Renaissance Hotel and Convention Center, 10 North Broadway, Oklahoma City, Oklahoma 73102 on June 27, 2002 at 1:00 p.m. (Central Daylight Savings Time) for the following purposes:

         1. To authorize the adoption of new Company bylaws;

         2. If such new Bylaws are approved, to fix the number of individuals to be elected to the Board of Directors between seven and nine (it being understood that if such new Bylaws are not approved, that number, as fixed by the incumbent Board of Directors, will be seven).

         3. To elect members of the Company's board of directors ("Board of Directors" or "Board"), to staggered terms of office if the new Bylaws are approved or to annual terms if they are not;

         4. To ratify the selection by the Board of Directors of Cole & Reed, P.C. as the Company's independent auditors for the fiscal year ending December 31, 2002;

         These items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting. The Board of Directors has no knowledge of any other business to be transacted at the Meeting or at any adjournment or postponement thereof. The Board of Directors has fixed the close of business on June 1, 2002 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting or any adjournment of postponement thereof. A list of such stockholders will be available for examination by any stockholder, for any purpose germane to the Meeting, during ordinary business hours for no fewer than ten days prior to the Meeting at the office of the Secretary of the Company, and at the time and place of the Meeting.

         A copy of the Company's Annual Report for the year ended December 31, 2001, which contains financial statements and other information of interest to stockholders, accompanies this Notice of Annual Meeting and the enclosed Proxy Statement. All stockholders are cordially invited to attend the Meeting.

By Order of the Board of Directors

/s/ KENNETH R. KOLEK
Kenneth R. Kolek
President and Chief Executive Officer

May 31, 2002

    WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                        AMERIVISION COMMUNICATIONS, INC.
                              5900 MOSTELLER DRIVE
                                   SUITE 1600
                          OKLAHOMA CITY, OKLAHOMA 73112

                                   ----------

                                 PROXY STATEMENT

                                   ----------

                       FOR ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 27, 2002

                                   ----------

                               GENERAL INFORMATION

         This Proxy Statement is being furnished to each holder of record of one or more outstanding shares of the single class of capital stock authorized for issuance by the Certificate of Incorporation of AmeriVision Communications, Inc. (the "COMPANY"), for his, her or its use in considering whether to comply with the proxy solicitation being made by the Company's Board of Directors in connection with the conduct of the annual meeting of the Company's stockholders, and of any adjournments or postponements thereof (the "MEETING"). Each copy of this Proxy Statement being mailed or otherwise delivered to stockholders is accompanied by a Proxy card and a Notice of Annual Meeting of Stockholders. This Proxy Statement and the accompanying Notice and Proxy card are being mailed to Company stockholders of record on or about June 1, 2002.

Meeting; Proposals to be Considered

         The Meeting is scheduled to be held on Thursday, June 27, 2002, commencing at 1:00 p.m. local time, at the Renaissance Hotel and Convention Center, 10 North Broadway, Oklahoma City, Oklahoma 73102. Only holders of record of the Company's common voting stock at the close of business on the Record Date (as defined below), are entitled to receive notice of and to vote at the Meeting. At the Meeting, such holders will be asked to consider and vote upon the following proposals:

                  PROPOSAL ONE: To adopt new Company bylaws which will replace the Company's existing bylaws in their entirety;

                  PROPOSAL TWO: Only if such new Bylaws are approved, to fix the number of individuals to be elected to the Board of Directors at seven, eight or nine;

                  PROPOSAL THREE: If such new Bylaws are adopted, to elect a staggered board of directors to consist of an approximately equal number of Class I directors, Class II directors, and Class III directors, each of whom shall be entitled to serve for the term identified in this Proxy Statement and shall be seated upon conclusion of the Meeting; and if such new Bylaws are not adopted, to elect the Board of Directors to consist of seven members, each of whom shall be entitled to serve for an annual term and shall be seated upon conclusion of the Meeting;

                  PROPOSAL FOUR: To ratify the selection by the Board of Directors of Cole & Reed, P.C., as the Company's independent auditors for the fiscal year ending December 31, 2002; and

                  PROPOSAL FIVE: To consider and act upon such other matters as may properly be brought before the Meeting.

Record Date; Quorum

         Only holders of record of shares of the single class of the Company's voting common stock, $.01 par value (the "COMMON STOCK") as of the close of business on Friday, May 31, 2002 (the "RECORD DATE") will be entitled to vote at the Meeting. As of the Record Date, there were 849,115 shares of Common Stock outstanding and entitled to vote, held by approximately 1,350 stockholders of record, with each share being entitled to one vote. The presence, in person or by proxy, of holders of at least one-third of the outstanding shares of Common Stock (or approximately 283,038 shares), is necessary to constitute a quorum at the Meeting. Proxy cards marked "Abstain" for any proposal presented at the Meeting will be counted for purposes of determining the presence of a quorum but will not be voted for or against such proposal.

Vote Required

         Once a quorum is established, approval of any matter to be considered, other than the election of directors, will require the vote of only a bare majority of the stockholders in attendance and voting at the Meeting, whether in person or by properly submitted proxy, while the election of individual directors will be determined by a plurality of votes actually cast such that the appropriate number of nominees receiving the highest number of "For" votes will be elected as Company directors. On each matter to be considered at the Meeting, each identified stockholder will be able to cast one vote for each share of Common Stock held of record on the Record Date. The current directors and executive officers of the Company and their affiliates are expected to be the beneficial owners, as of the Record Date, of 14,577 shares (or approximately 1.72% of the outstanding shares) of Common Stock. Each has indicated an intention to vote in favor of Proposals One, Two, Three, and Four.

Proxies

         Any holder of the Company's Common Stock who shall have delivered a proxy may revoke it at any time before it is voted by (i) giving written notice of revocation, or (ii) submitting to the Company prior to the vote a signed proxy card bearing a later date, or (iii) stating in the Meeting prior to the taking of the stockholder vote that the proxy is revoked. Any notice of revocation should be sent to the Company at its principal office address:
Attention: Al Jones, Secretary of the Board of Directors. A proxy will not be revoked by subsequent death or incapacity of the stockholder executing the proxy unless, before the vote, notice of such death or incapacity is filed with the Company. Shares of Common Stock represented by a properly executed proxy received at or prior to the Meeting and not subsequently revoked will be voted as directed in such proxy. IF THE PROXY IS PROPERLY EXECUTED BUT INSTRUCTIONS ARE NOT GIVEN WITH REGARD TO THE MANNER IN WHICH THE PROXY HOLDER IS TO VOTE ON A PARTICULAR PROPOSAL, THE SHARES REPRESENTED BY SUCH PROXY WILL BE VOTED FOR APPROVAL OF EACH MATTER HEREIN IDENTIFIED. If any other matters are properly presented at the Meeting for consideration, the proxy holder will have discretionary authority to vote on such matters, but will exercise such discretion only to the extent permissible under applicable federal and state securities and corporation laws. If necessary, and unless contrary instructions are given, the proxy holder also may vote in favor of a proposal to adjourn the meeting to permit further solicitation of proxies in order to obtain sufficient votes to approve any matter herein referenced. As of the date of this Proxy Statement, no member of the Board of Directors is aware of any business to be presented for consideration at the Meeting other than the matters described in this Proxy Statement.

Solicitation of Proxies

         Proxies may be solicited on behalf of the Company by its officers and employees, who will receive no additional compensation for such services, directors, and by Tullius, Taylor, Sartain and Sartain, LLP ("TTSS"), which will assist in such solicitation from banks, brokerage firms, other nominees, institutional holders and individual shareholders. The services of TTSS will include:

    o delivering proxy materials to nominees for redelivery to beneficial owners of shares of Common Stock;

    o supervising follow-up calls to individual and institutional stockholders to ensure receipt of the proxy materials and to encourage them to vote; and

    o    answering routine telephone inquiries from stockholders.

The Company will pay TTSS a fee of approximately $7,000 as compensation for its services, plus reimbursement of reasonable out-of-pocket expenses, and will indemnify TTSS against any losses arising out of its proxy soliciting services on behalf of the Company. Brokers, custodians, and other fiduciaries will be requested to forward the Company's proxy solicitation materials to the beneficial owners of Common Stock held in their names, and the Company will reimburse such fiduciaries for the out-of-pocket expenses incurred by them in connection with such activities.

         WHILE MANAGEMENT ENCOURAGES YOUR ATTENDANCE AT THE MEETING, HOLDERS OF COMMON STOCK ARE REQUESTED TO SIGN, DATE AND RETURN PROMPTLY THE ACCOMPANYING PROXY TO THE COMPANY IN THE ENCLOSED POSTAGE-PAID, ADDRESSED ENVELOPE.

         OWNERSHIP OF COMMON STOCK BY DIRECTORS, NOMINEES, OFFICERS AND
                            CERTAIN BENEFICIAL OWNERS

         The following table sets forth certain information concerning the beneficial ownership of Common Stock as of May 17, 2002, by (a) each person known by the Company to own beneficially more than 5% of the outstanding Common Stock, (b) each incumbent director of the Company, (c) each Board nominee for a director position, (d) each Named Executive Officer (as defined below in PROPOSAL TWO - ELECTION OF DIRECTORS, Executive Compensation and Related Information, Summary Compensation Table) and (e) all executive officers and directors as a group. The Company believes that each of such stockholders has the sole voting and dispositive power over the shares held by such stockholder except as otherwise indicated.

                                                          Shares of Common Stock
                                                            Beneficially Owned
        Name and Address of Beneficial Owner            ----------------------------
        ------------------------------------                        Percentage of
                                                        Number    Outstanding Shares
                                                        ------    ------------------
     Tracy C. Freeny(1)                                 156,443         18.5%
          6220 N.E. 113th
          Edmond, OK 73013
     Sharon Freeny(1)                                   155,443         18.5
          6220 N.E. 113th
          Edomond, OK 73013
     Donald N. Price                                     50,000          5.9
          7894 E 135 County Road
          Holdenville, OK 74848
     Harvey and Alice Price Limited Partnership          50,000          5.9
          8121 E 129
          Wetumka, Oklahoma 74883
     Jay A. Sekulow(2)                                   62,937          7.5
          2700 Sugarloaf Club drive
          Duluth GA 30097
     Directors, Nominees and Executive Officers
     Ken Kolek                                            1,425           *
     Danny Bannister                                      1,000           *
     Arch Bonnema                                         1,000           *
     David Clark                                          1,000           *
     Belarmino Gonzalez                                   1,227           *
     Art Richardson                                       1,625           *
     Loren Unruh                                          1,877           *
     Al Jones                                             5,423           *
     Loni Woodley                                            --           *
     All Executive Officers and Directors as
       a Group (9 Persons)                               14,577          1.7

----------

*    Less than 1%

     (1) Includes 153,243 shares held jointly by Mr. Freeny and his wife and 2,200 shares held by Mr. Freeny's minor son, with respect to which Mr. Freeny has sole voting and dispositive power.

     (2) Includes 35,653 shares held by Christian Advocates Serving Evangelism
         (CASE), a non profit corporation of which Mr. Sekulow serves as president and director, and as to which shares Mr. Sekulow holds shared voting and dispositive power.

                                  PROPOSAL ONE
                     ADOPTION OF REPLACEMENT COMPANY BYLAWS

         The Company's existing Bylaws were adopted concurrently with the activation of its business operations in early 1991. Because the Company's Certificate of Incorporation did not expressly grant the Board of Directors authority to amend the Bylaws, Oklahoma's General Corporation Act reserves such authority to the Company's stockholders. As previously reported, the Company's prior directors did not convene a stockholder meeting until July 2001, and their efforts undertaken at that meeting to amend and restate the Bylaws were defeated. The current Board, all of whose members were seated after that stockholder meeting, has given further consideration to the issue of a Bylaw amendment and has noted the concerns expressed by a number of the Company's stockholders regarding the fact that although the Company is publicly owned, no public market exists for the sale or purchase of Company shares or within which its stock valuation quotations may be periodically published. These inabilities result from the existence of a current Bylaw provision (Article VI, Section 11), under which:

                  a. Each Company stockholder desiring to sell any of his or her shares of Common Stock must first notify the Company of such intention, describing all material details of such proposed sale;

                  b. Within the five day period following the Company's receipt of such notice, the Company is required to inform each of Messrs. Tracy Freeny, Aubrey Price and Carl Thompson, as well as any other shareholder owning at least 11,000 shares of the Company's outstanding capital stock (presently including Robert Arnold, Christian Advocates Serving Evangelism, Steve Halliday, John Telling, Donald Price, and the Harvey and Alice Price Limited Partnership, and together with Messrs. Freeny, Price and Thompson hereafter referred to individually as a "MAJOR STOCKHOLDER" and collectively as the "MAJOR STOCKHOLDERS"), of the price and terms of the intended sale;

                  c. Within the 15 day period following the date of the Company's notice, each Major Stockholder wishing to acquire the proposed seller's shares must so inform the Company and deliver the purchase price of the shares he intends to purchase, with authorization for the Company to release such payment against receipt of the shares; and if the Major Stockholders cumulatively desire to purchase more shares than those being offered for sale, each will be entitled to purchase a proportionate part;

                  d. Conversely, if fewer than all such shares are made the subject of timely purchase notifications from the Major Stockholders, the Company is granted the right to purchase the remaining shares within the succeeding 20 day period; and

                  e. Only the shares not so acquired may then be sold, within the succeeding 30 day period, by the selling stockholder.

                  This requirement, which would typically be found in the bylaws of a closely held corporation (i.e. one having only a few stockholders) but not one whose shares are owned by more than 1,339 stockholders, as in the case of the Company, has effectively denied to the Company the ability to register its outstanding shares with any stock trading exchange or medium or to engage the services of one or more securities brokerage firms who might establish and maintain a trading market in such shares. Accordingly, the Board has concluded that the Company's stockholders should be given another opportunity to address this issue and the set of replacement Bylaws, which is being presented for their consideration and adoption, a copy of which is attached to this Proxy Statement as EXHIBIT A (the "PROPOSED BYLAWS"), eliminates the referenced provision in its entirety.

                  The Company's existing Bylaws also requires the Board of Directors to fix the size of its membership and direct that each member of the Board is to be elected annually. In that regard, the prior board proposed a seven person membership to the stockholders who participated in the July 2001 annual meeting, and that number was elected (although the identification of its newly elected membership was other than as recommended by the prior board). The current Board of Directors believes that some limitations should be imposed on the maximum and minimum membership and the Proposed Bylaws (at Article III, Section 2) therefore specify that the Board will be composed of no fewer than seven and no more than nine members.

                  That same Proposed Bylaws section also contemplates that at the Meeting the director nominees will be divided into separate classes so as to ensure the staggered election of individual members and an expected resulting higher level of continuity than that which might result from an annual election of all members. If the Company's stockholders approve Proposal One, the application of this bylaw provision will result in (a) a division of the elected directors into three separate classes, to be designated, respectively, as Class I, Class II and Class III; (b) one-third of the board members (or such other percentage as close to one-third as practicable, depending upon the actual number of persons serving as board members) elected as directors at the Meeting being assigned to each class; (c) the initial expiration date of the term of service within each class being fixed as of the date of the Company's annual stockholder meeting, in the case of Class I directors, held during calendar year 2003, in the case of Class II directors, held during 2004, and in the case of Class III directors, held during 2005; and (d) the full term of each director elected at any subsequent annual meeting of stockholders being set at three years.

                  Finally, that same Proposed Bylaws section grants the Board the right, during the period between annual stockholder meetings, to increase its membership, not in excess of the maximum of nine, by no more than two, upon the occurrence of which event any new director will be characterized as belonging to whichever of the referenced classes then has the fewest members.

                  Because the existing Bylaws were adopted at a time when the Company was owned solely by its founding stockholders, and appear to have been crafted for a closely held corporation, the Board has determined that the Proposed Bylaws to be presented to the stockholders for their consideration should be rewritten in their entirety. While certain of the remaining provisions of the Proposed Bylaws therefore vary from the content of the existing version, such changes are of an administrative or ministerial, rather than substantive, nature, and generally follow the intent and purpose of the existing Bylaws.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ADOPTION OF THE PROPOSED BYLAWS.

                                  PROPOSAL TWO
                           FIXING NUMBER OF DIRECTORS

         If the Company's stockholders adopt the Proposed Bylaws, then, under
Article III, Section 3.2 thereof, the stockholders are also granted the authority to fix the specific number of individuals who are to serve as members of its Board of Directors, as between a minimum of seven and a maximum of nine. The incumbent Board of Directors is composed of seven members, each of whom receives a monthly remuneration of $2,500 and reimbursement of any reasonable expenses incurred in attending Board and Board committee meetings. Shortly after the 2001 election, each also received 1,000 shares of the Company's Common Stock. Accordingly, it may be reasonably concluded that the first year cost to the Company of adding each additional Director would be approximate $50,000.

         As specified in Proposal Three below, the incumbent Board of Directors has nominated each of its seven members to be presented to the stockholders as candidates for election. In the event, however, that the stockholders adopt the new Bylaws and approve a larger Board of Directors of either eight or nine members, the incumbent Board of Directors in contemplation of such possible action, has also nominated an additional two candidates for election, the resume of each of whom is set forth under Proposal Three below. Any votes cast for either additional nominee, whether in person or by proxy, will be counted under this arrangement only if the stockholders vote under this Proposal Two in favor of a Board of Directors comprised of a number larger than seven, such that if the Board of Director size is fixed at eight, the votes cast for Mr. Telling will be counted and if the Board of Directors size is fixed at nine, the votes cast for Mr. High will be counted.

         If Proposal Two becomes effective as a result of the stockholders' adoption of the new Bylaws, THE BOARD OF DIRECTORS RECOMMENDS THAT EACH STOCKHOLDER VOTE IN FAVOR OF RETAINING THE NUMBER OF BOARD OF DIRECTOR MEMBERS AT SEVEN

         THE BOARD OF DIRECTORS FURTHER RECOMMENDS THAT NO STOCKHOLDERS VOTE TO INCREASE THE BOARD OF DIRECTOR SIZE TO EIGHT SINCE ANY EVEN NUMBER OF MEMBERS INCREASES THE CHANCES OF EVENLY DIVIDED VOTING RESULTS.

                                 PROPOSAL THREE
                             ELECTION OF DIRECTORS

         A Board of Directors consisting of seven members is being recommended for election at the Meeting. Assuming approval by the Company's stockholders at that Meeting of Proposal One, which will cause new Company Bylaws providing for staggered director terms to be rendered immediately effective, that Board membership will be divided into three classes, with nominees assigned to Class I to be elected to a term of one year, nominees assigned to Class II to be elected to a term of two years, and nominees assigned to Class III to be elected to a term of three years, and in each case with each member to serve until his or her successor is elected and seated. Conversely, if Proposal One is not approved, each elected director will serve until the 2003 annual meeting of stockholders and until his or her successor is elected and seated. The names of, and certain information with respect to, the seven nominees for election as directors are set forth below. If a nominee is unable to serve (an event not anticipated) proxy holders may exercise their discretion to vote for any substitute designated by the Board of Directors to fill the resulting vacancy. The Company has no reason to believe that any nominee will be unable to serve as a director.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE FOLLOWING NOMINEES:



                                           DIRECTOR  CLASS TO WHICH
                         NAME        AGE    SINCE       NOMINATED            INFORMATION ABOUT NOMINEES
                         ----        ---    -----    --------------          --------------------------
                 Kenneth R. Kolek     55    2001           *          Mr. Kolek has served as chairman of the Board of
                                                                      Directors and chief executive officer of the
                                                                      Company since July 2001. He has successfully
                                                                      assisted many companies with turnaround consulting
                                                                      for over 25 years and is the owner and principal
                                                                      employee of a financial and business consulting
                                                                      company based in Cedar Rapids, Iowa. He has also
                                                                      been employed as a chief financial officer and
                                                                      controller for several companies following a
                                                                      career in public accounting.

                 Danny Bannister      33    2001           *          Mr. Bannister brings several years of technical
                                                                      telecommunications industry experience to the
                                                                      board. Mr. Bannister has been the President of
                                                                      Natal LLC (a customer of Amervision) since it was
                                                                      founded in 1996. Natal LLC is a national company
                                                                      providing telecommunication services to its
                                                                      customers. He served as a consultant to, among
                                                                      others, AT&T and GTE from 1995 to 1996. Between
                                                                      1994 and 1996 he founded, operated and then sold
                                                                      Internet Directory Services.

                 Arch Bonnema         48    2001           *          Mr. Bonnema founded Bonnema Companies in 1994 and
                                                                      later founded Joshua Financial. Since their
                                                                      founding Mr. Bonnema has been the President of
                                                                      these companies which provide operational and
                                                                      financial services. He has received several awards
                                                                      for his business accomplishments including, among
                                                                      others, Wall Street Journal and National
                                                                      Republican Congressional Committee Businessman of
                                                                      the Year 2000, Texas Republican of the Year 2000.
                                                                      Mr. Bonnema currently

                                                                      services in various capacities on non-profit
                                                                      boards, including Chairman of the Military
                                                                      Ministry Board, Vice Chairman of Focus 3000, and
                                                                      member of the Development Committee of Motor
                                                                      Racing Outreach.

                 David Clark          61    2001          *           From 1997 to current, Mr. Clark is serving as the
                                                                      vice president of North American Missions Board
                                                                      (NAMB). NAMB is responsible for production and
                                                                      distribution of all radio and television programs
                                                                      for the Southern Baptist Convention in North
                                                                      America. He also currently serves as President
                                                                      of FamilyNet, a commercial television network
                                                                      providing a variety of family oriented, Christian
                                                                      programming. From 1991 to 1997, Mr. Clark founded,
                                                                      owned, and operated KMC Media, a media strategy,
                                                                      production and placement company. Mr. Clark served
                                                                      as Dean of the College of Communication at Regent
                                                                      University in Virginia from 1988 to 1991. He
                                                                      serves on the governing bodies of a number of
                                                                      non-profit ministries, including, among others,
                                                                      the executive board of the National Religious
                                                                      Broadcasters.

                 Belarmino Gonzalez   69    2001          *           Mr. Gonzalez purchased KDAZ Radio AM 730 located
                                                                      in Albuquerque, New Mexico in 1971. From the
                                                                      station beginning through today, he has served as
                                                                      President. He also services as President of two
                                                                      other stations, KYNM TV-61 (founded in 1999) and
                                                                      KCHF TV-11. KYNM TV-61 was the first 24-hour all
                                                                      Christian youth television station in New Mexico.
                                                                      He has been actively involved in the establishment
                                                                      and promotion of Christian based radio stations
                                                                      and broadcast programs. He is also a member of the
                                                                      governing boards of several non-profit
                                                                      organizations including, among others, Prince of
                                                                      Peace Embassy in Washington, D.C., National
                                                                      Religious Broadcasters Association, and Tri State
                                                                      Christian Television Network.

                 Art Richardson       64    2001          *           Mr. Richardson is currently the Area President of
                                                                      Legalink Corporation, a position in which he has
                                                                      served since 1998. From 1979 to 1998, He founded
                                                                      and operated three different companies in the legal
                                                                      reporting industry, most recently United Reporting
                                                                      (from 1982 to 1998) and Farrack Richardson (from
                                                                      1991 to 1996). He currently serves as a member of
                                                                      the Board of Directors for Hebron Communications
                                                                      and MemberSource Credit Union. He is a member and
                                                                      serves on the board of directors of several legal
                                                                      industry associations and other non-profit
                                                                      organizations, including National Court Reporters
                                                                      Association.

                 Loren Unruh          60    2001          *           Mr. Unruh's entire career, spanning more than 30
                                                                      years, has been spent in the hospitality industry.
                                                                      Currently he serves as principal owner and
                                                                      operator of Best Western Angus Inn (since 1977)
                                                                      and Traveler's Budget Inn (since 1985) located in
                                                                      Kansas. In 1970 he also founded and is currently
                                                                      the principal owner and operator of a restaurant
                                                                      and convention center in Kansas. From 1985 to
                                                                      1998, Mr. Unruh built and operated two hotels and
                                                                      a convenience store in Wichita, Kansas. Between
                                                                      1992 and 1998, Mr. Unruh was a member of the Best
                                                                      Western board of directors, and served as national
                                                                      chairman of that body in 1993 and as a member of
                                                                      the international board of directors of Best
                                                                      Western between 1992 and 1997.

     If the stockholders adopt the new Bylaws, then, under Proposal Two, they will also have the responsibility to fix the number of individuals who are to be elected as Directors as among seven, eight, or nine. In the event the selected number is more than seven, then the Board of Directors also recommends a vote "FOR" the election of each of the following additional nominees:

     If the number of Directors is fixed at eight:

                                        Director    Class to Which
                 Name             Age    Since        Nominated                Information About Nominee
                 ----             ---   --------    -------------              -------------------------
             David R. High        53      n/a            *               Mr. High has been the pastor of Grace New Life
                                                                         Church since 1971. He co-founded the Oklahoma
                                                                         Christian Schools. Mr. High is the current owner of
                                                                         Several businesses including, among others,
                                                                         Textbook Exchange, Millennial Technologies,
                                                                         Eden's Best and Royalty Metals. From 1991 to the
                                                                         Present, he has served as the president of Books for
                                                                         Children of the World, a company that has sent over
                                                                         5 million books to third world nations. Mr. High
                                                                         also served on President Carter's White House
                                                                         Conference on the Family.

     If the number of Directors is fixed at nine:

                                        Director    Class to Which
                 Name             Age    Since        Nominated                Information About Nominee
                 ----             ---   --------    -------------              -------------------------
             John E. Telling      60      n/a            *               Mr. Telling was a director of the Company from October
                                                                         1998 to December 1999. Mr. Telling is a founder and has
                                                                         been Chairman of the Board, President and Chief
                                                                         Executive officer of Hebron Communications Corporation
                                                                         since January 1996. Prior to that time from June 1994
                                                                         until January 1996, Mr. Telling was a Senior Vice
                                                                         President with Schroeder Werthein, Inc., an investment
                                                                         banking firm and, from June 1993 until June 1994, a
                                                                         Partner of Merrion Group, a financial services entity.
                                                                         Mr. Telling graduated from Lehigh University with a
                                                                         bachelor of science degree in business administration.


----------
* In the event that Proposal One is approved by the Company's stockholders, thereby creating a staggered Board of Directors, the class to which each newly elected director will be assigned will be determined by the number of votes cast for such individual. In the event that the stockholders fix the number of directors at seven, the three nominees receiving the highest vote totals will be assigned to Class III, the next two nominees to Class II and the two receiving the lowest vote totals to Class I. Conversely, if the stockholders fix the aggregate number at nine, the three nominees receiving the highest vote totals will be assigned to Class III, the next three nominees to Class II and the three receiving the lowest vote totals to Class I. Finally, if the stockholders fix the aggregate number at eight, the three nominees receiving the highest vote totals will be assigned to Class III, the next three nominees to Class II and the two receiving the lowest vote totals to Class I. If such vote should result in any tie, the individual whose last name appears first in an alphabetical arrangement will be assigned to the Class whose members serve for the longer number of years.

Board and Committees Meetings

         The Board of Directors held twelve meetings during the year ended December 31, 2001. No current director attended fewer than 75% of the meetings of the Board and of each Board committee on which he serves which were convened during his tenure. The Board maintains the following standing committees:

         (a) a combination Compensation/Nominating Committee which is responsible for reviewing executive compensation and proposing to the board the names of individuals who might constitute board designated nominees for service as directors. The committee is composed of four independent director members and held two meetings during 2001.

         (b) an Audit Committee which is responsible for (i) reviewing the scope of, and the fees for, the annual audit of the Company, (ii) reviewing with the independent auditors the Company's accounting practices and policies, (iii) reviewing with the independent auditors their final report, (iv) reviewing with internal and independent auditors overall accounting and financial controls and
(v) being available to the independent auditors for consultation purposes. The committee is composed of three members and met one time during 2001.

         (c) a Sales and Marketing Committee which is responsible for reviewing sales incentive plans for inside and outside sales agents, new products to be offered to customers, and non-profit organization relationship. The committee is composed of five members and held six meetings during 2001.

         (d) a Legal Committee which is responsible for determining that the Company is utilizing the appropriate legal counsel for specific issues and reviewing all legal proceedings in which the Company is an actual or potential participant. The committee is composed of two members and met on two occasions during 2001.

         (e) a Technology Committee which is responsible for analyzing the implementation process of new product offerings and the impact of technological advances on the Company and its industry position, as well as for assisting management with the negotiation of new carrier contracts. The committee is composed of four members and held two meetings during 2001.

For additional information concerning the Compensation/Nominating Committee and the Audit Committee, see the "Report of Compensation/Nominating Committee" and the "Report of the Audit Committee", each set forth below.

Report of Compensation/Nominating Committee

The Compensation/Nominating Committee of the Board of Directors is composed of its chairman, Mr. Clark, as well as Messrs. Richardson, Unruh, and Gonzalez. This committee establishes the Company's general compensation policies, plans and specific compensation levels for the Company's Vice Presidents and above, including the compensation of its chief executive officer. The Compensation/ Nominating Committee also reviews the design, administration and effectiveness of compensation programs for other key executives. The general philosophy of the Compensation Committee is that executive compensation must be competitive with that offered by other comparable employers to insure that qualified employees can be attracted and retained and that the Company's compensation practices should provide incentives and rewards for achieving or exceeding goals and for creating a return to the Company's stockholders. This committee is also responsible for identifying and proposing to the Board the names of individuals who might constitute designated nominees for service as directors.

     CEO Compensation. Prior to July 2001, the compensation of Mr. Halliday, the Company's former President and Chief Executive Officer, consisted of base salary and incentive compensation in the form of stock grants and options, as set forth in the Halliday Employment Agreement, discussed below.

     Subsequent to July 2001, the Board of Directors appointed Kenneth R. Kolek as the Company's President and Chief Executive Officer and agreed that the Company would pay Mr. Kolek's consulting company $150 per hour for his time spent on Company business. The agreement may be terminated by either party on 30 days notice.

                                                      Respectfully submitted,
                                                      /s/ David Clark
                                                      ---------------
                                                      David Clark, Chairman
                                                      Arthur Richardson
                                                      Loren Unruh
                                                      Belarmino Gonzalez

Report of the Audit Committee

     The Audit Committee is appointed by the Board of Directors and operates pursuant to a written charter that was adopted by the Audit Committee on September 18, 2000. In fulfilling its duties for the 2001 fiscal year, the Audit Committee has:

     o   reviewed fees paid by the Company to its independent auditors;

     o reviewed the Company's audited financial statements for 2001 and discussed the financial statements with the Company's management;

     o discussed with Cole & Reed, P.C. the matters required to be discussed with the auditor by the Auditing Standards Board Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU380);

     o received no written disclosure from Cole & Reed, P.C. indicating the existence of any relationship between Cole & Reed, P.C. and the Company which that firm believes may affect its independence;

     o received a confirmation letter from Cole & Reed, P.C. that it is independent of the Company;

     o   discussed with Cole & Reed, P.C. its independence from the Company.

     Based on the review and discussions above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's 10-K filed with the SEC.

                                                    Respectfully submitted,
                                                    /s/ Loren Unruh
                                                    Loren Unruh, Chairman
                                                    Belarmino Gonzalez
                                                    Kenneth R. Kolek

Compensation of Directors

         Each current director receives a $2,500 fee for attending each director meeting, and is reimbursed for his associated expenses. In April 2002 each was awarded a grant of 1,000 shares of the Company's authorized but previously unissued common stock. The Board may, at its discretion, also grant stock options and other equity awards to its directors, but no such grant or award has been made since the July 2001 election nor are any currently anticipated. For the year ended December 31, 2001, director compensation totaled $114,000.


Executive Officers

    In addition to Mr. Kolek, the Company's executive officers include:





   Name And Position With Company       Age    Information About Executive
 ---------------------------------     ----  -----------------------------------
 Loni Woodley                           36   Mr. Woodley was elected Treasurer
   Treasurer and the Chief                   in January 2002, after joining the
   Financial Officer                         Company in that same month as the
                                             Company's chief financial officer.
                                             For the past 5 years, Mr. Woodley
                                             has been engaged to assist troubled
                                             companies in effecting turnarounds.
                                             From 1987 to 1997, he was employed
                                             at McGladrey & Pullen LP, a
                                             national public accounting firm.
                                             During this period he provided
                                             financial accounting services to
                                             several companies including, among
                                             others, publicly owned companies in
                                             the telecommunications industry.

 Al Jones                               58   Mr. Jones was elected Secretary of
   Secretary and Director of                 the Company in January 2002. From
     Public Relations                        1997 to present he served the
                                             Company in various capacities,
                                             primarily related to sales and
                                             human resources. From 1985 to 1997
                                             he was employed as a regional sales
                                             manager for A.T. Cross Company.
                                             Prior experience he had over 12
                                             years experience as an educator.
                                             Mr. Jones has received many awards
                                             from his achievements including,
                                             among others Teacher of the Year
                                             and National Salesman of the Year.
                                             He brings a personal and customer
                                             driven approach to the Company.


Executive Compensation and Related Information

         Summary Compensation Tables

The following table summarizes the compensation earned in each of the last three fiscal years by (1) the Company's chief executive officer, (2) its other most highly compensated executive officers who were serving as such at December 31, 2001 and whose total annual compensation exceeded $100,000 (none), and (3) four other former executive officers who would have been among the four most highly paid executive officers but who were not serving as executive officers at December 31, 2001 (collectively the "Named Executive Officers"). In the table below, columns required by the regulations of the Securities and Exchange Commission have been omitted where no information was required to be disclosed thereunder.

                           Summary Compensation Table

                                                                                      Long Term Compensation
                                                                                 ---------------------------------
                                                           Annual Compensation      Number Of
                                                 Fiscal ------------------------    Securities         All Other
                  Name And Principal Position     Year     Salary        Bonus   Underlying Options   Compensation
                 ----------------------------    ------ -----------  ----------- ------------------   ------------
                 Kenneth R. Kolek                2001   $  116,550   $      -0-             --                --
                   President and Chief
                   Executive Officer

                 Stephen D. Halliday.........     2001   $ 575,499           --             --                --
                   Former President and Chief     2000     600,000           --         27,296                --
                   Executive Officer              1999     487,500   $  100,000             --                --

                 Kerry A. Smith..............     2001   $ 240,000   $   60,000             --                --
                   Former Vice President          2000     215,000       50,000             --                --
                                                  1999     215,000       50,000             --                --

                 Philip G. Evans.............     2001   $  55,577   $   20,000             --                --
                   Former Vice President and      2000      70,000       25,000             --                --
                   General Counsel

                 David E. Grose..............     2001   $ 120,000   $   25,000             --                --
                   Former Vice President and      2000     110,000       15,000             --                --
                   Chief Financial Officer        1999      77,656       10,625             --                --

----------

         The following table sets forth the information regarding the options granted to the Named Executive Officers during the fiscal year ended December 31, 2000. No additional options were granted.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR


                                                       INDIVIDUAL GRANTS                                 POTENTIALLY REALIZABLE
                           -----------------------------------------------------------------------------    VALUE AT ASSUMED
                              NUMBER OF  PERCENT OF TOTAL                                                 ANNUAL RATES OF STOCK
                             SECURITIES    OPTIONS/SARS    EXERCISE                                       PRICE APPRECIATION FOR
                             UNDERLYING     GRANTED TO      OR BASE                                            OPTION TERM
                            OPTIONS/SARS    EMPLOYEE IN      PRICE                                        ----------------------
              NAME             GRANTED      FISCAL YEAR     ($/SH)     EXPIRATION DATE     VESTING DATE      5%($)       10%($)
    ---------------------  ------------- ---------------  ----------   ---------------   ---------------  -----------  ---------
    Kerry A. Smith......        750           12.5%          25.20     July 1, 2010      July 1, 2001          11,866     30,122
                                750           12.5%          25.20     July 1, 2010      July 1, 2002          10,420     25,665
                                750           12.5%          25.20     July 1, 2010      July 1, 2003           9,024     21,614
                                750           12.5%          25.20     July 1, 2010      July 1, 2004           7,694     17,931
    Philip G. Evans.....        375           6.25%          25.20     July 1, 2010      July 1, 2001           5,943     15,061
                                375           6.25%          25.20     July 1, 2010      July 1, 2002           5,210     12,833
                                375           6.25%          25.20     July 1, 2010      July 1, 2003           4,512     10,807
                                375           6.25%          25.20     July 1, 2010      July 1, 2004           3,847      8,965
    David E. Grose......        375           6.25%          25.20     July 1, 2010      July 1, 2001           5,943     15,061
                                375           6.25%          25.20     July 1, 2010      July 1, 2002           5,210     12,833
                                375           6.25%          25.20     July 1, 2010      July 1, 2003           4,512     10,807
                                375           6.25%          25.20     July 1, 2010      July 1, 2004           3,847      8,965


    AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END
                                OPTION/SAR VALUES


                                                               NUMBER OF SECURITIES
                                                              UNDERLYING UNEXERCISED          VALUE OF UNEXERCISED
                                                                   OPTIONS/SARS             IN-THE MONEY OPTIONS/SARS
                                                               AT FISCAL YEAR-END(#)         AT FISCAL YEAR-END($)
                                                     VALUE  ----------------------------  ---------------------------
                                  SHARES ACQUIRED  REALIZED
                     NAME          ON EXERCISE(#)    ($)     EXERCISABLE   UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
            --------------------  ---------------  -------- -------------  -------------  -----------   -------------
            Stephen D.
              Halliday..........         0         n/a         13,648        13,648           --               --
            Kerry A. Smith......         0         n/a              0         3,000           --               --
            Philip G. Evans.....         0         n/a              0         1,500           --               --
            David E. Grose......         0         n/a              0         1,500           --               --



EMPLOYMENT AGREEMENTS AND OTHER ARRANGEMENTS

         As of May 26, 2000 (the "Commencement Date"), the Company entered into an amended and restated employment agreement with Stephen Halliday, then the Company's president and chief executive officer and a member of its board of directors (the "CEO Agreement"). That agreement carried an effective initial term of five years, measured from October 1998, and was subject to automatic one year extensions unless either party notified the other of an intention to terminate at the end of the then existing term. Under its principal provision Mr. Halliday was to receive an annual salary of $450,000 which was increased to $600,000 on October 1, 1999, as well as rights to receive and options to acquire shares of the Company's Common Stock. Pursuant thereto, .as of July 1, 2000, the Company issued Mr. Halliday 4,549 shares of Common Stock of which 50% were then deemed to be vested and an additional 25% were to be vested on each of the two succeeding anniversary dates of the issuance. Further, Mr. Halliday was entitled to receive a cash bonus equal to whatever additional income tax resulted from the vesting of such shares and the payment of such bonus, as well as tow separate options to acquire (a) 27,296 shares of Common Stock at an exercise price of $28.86/share, and (b) 2% of the Common Stock deemed outstanding, on a fully diluted basis, as of May 26, 2003, at an exercise price of $36.075.

         As a direct consequence of the shareholder action taken in July 2001, which effected the replacement of three of the Company's four directors, including Mr. Halliday, and expanded the Board's membership to seven in number, Mr. Halliday's status with the Company was modified and he chose to effect a good reason termination of the CEO Agreement. That action led to the conduct of negotiations which remain ongoing as of the date of this Proxy Statement. The Company is confident, however, that agreement with Mr. Halliday will shortly be reached under terms which will result in a cancellation of the CEO Agreement, an acknowledgement by the Company that it will pay Mr. Halliday monthly payments of $37,500, extending through December 2006, and the execution of an independent contractor agreement under which Mr. Halliday will provide the Company with a variety of substantive consulting services and will have certain of his expenses incurred, directly and indirectly, in the performance of such activities reimbursed by the Company.

     Effective as of January 1, 2001 (the "Effective Date"), the Company entered into a one-year employment agreement (the "V.P. Agreement") with Kerry Smith, a former Vice President of the Company. Pursuant to the V.P. Agreement, the Company was required to pay an annual base salary of $240,000 and a bonus of $35,000. The Company retained the right to terminate the V.P. Agreement during its term in exchange for a severance payment equal to four (4) months of base salary plus guaranteed bonus. The V.P. Agreement was terminated and all severance benefits were negotiated and agreed to in July 2001.

     Effective August 1, 2000, the Company entered into a two-year employment agreement (the "G.C. Agreement") with Philip G. Evans, a former Vice President & General Counsel. Pursuant to the G.C. Agreement, the Company was required to pay an annual base salary of $170,000 in year one, and $190,000 in year two and Mr. Evans was eligible to receive a bonus of up to $30,000 annually. The G.C. Agreement was terminated and all severance benefits were negotiated agreed to effective April 2001.

     Effective as of May 24, 1999, the Company entered into an employment agreement (the "C.B. Agreement") with its then Chairman of the Board, Tracy Freeny. The initial term of the C.B. Agreement was for five years, with automatic one-year extensions, and under its terms Mr. Freeny was entitled to receive an annual salary of $300,000. Effective as of August 31, 2001, the Company and Mr. Freeny entered into a Settlement Agreement under which (a) the C.B. Agreement was terminated, (b) each party waived all claims which it had asserted or might otherwise be able to assert against the other, expressly including Mr. Freeny's claim to approximately $3.2 million of distributions that had previously been declared to be payable to him, (c) Mr. Freeny resigned as a Company director, was awarded 1,000 share of Common Stock for his prior board service, and was appointed as an advisor to the Company's Board of Directors,
(d) the Company agreed to pay him approximately $176,000 of earned but unpaid salary and to reimburse him for $45,000 of legal fees that he had incurred in defending himself against a shareholder derivative action that had been filed against him and others in 2001 (see "Certain Relationships and Related Transactions - Pending Legal Actions"), and in conducting other negotiations with the Company, and (e) the Company agreed to engage his services as an independent consultant. Under a separate Consulting Agreement, entered into as of that same date and effective for a term ending May 2004, Mr. Freeny agreed, as an independent contractor, to provide the Company with sales and marketing services and to engage in no competitive activities in exchange for a monthly remuneration of $25,000 and the reimbursement of certain expenses to be incurred by him in the performance of such services.

     Mr. Freeny and his wife also entered into a Voting Trust Agreement, dated September 1, 2001, with the Company and three identified trustees, including David Clark, a current Company director, under which, for the same period as the pendency of the Consulting Agreement (or until their earlier sale), 119,157.89 shares of the Company's Common Stock owned by the Freenys jointly or individually, representing 14.14% of the Common Stock then outstanding, were deposited with the trustees, who were granted the right to vote the same, in the manner as determined by majority decision, upon all matters calling for shareholder action, but reserving to the Freenys the right to direct a vote with respect to certain corporate actions requiring stockholder action such as a merger under which the Company would not be the surviving entity, a sale of substantially all of its assets, or an amendment to the Company's Certificate of Incorporation.

     Two former directors of the Company (Jay A. Sekulow and John B. Damoose) are parties to separate amended and restated stock agreements with the Company, each having an effective date of May 26, 2000 (the "Stock Agreements"). Thereunder, each former director was granted the right to receive stock bonuses, as well as options to acquire share of common stock. As of July 1, 2000, the Company issued 4,549 shares of Common Stock to each former director of which 50% were then deemed to be vested and an additional 25% were to be vested on each of the two succeeding anniversary dates of the issuance. Further, the directors were entitled to receive a cash bonus equal to whatever additional income tax resulted from the vesting of such shares and the payment of such bonus. In July 2001, the directors were not reelected to the board and therefore the right to the stock bonus for 2002 was terminated.

     In April 1998, Carl Thompson, a former director and Senior Vice President of the Company resigned. In connection with such resignation, the Company entered into an agreement pursuant to which Mr. Thompson was to receive (a) $40,000 a month until all accrued and unpaid distributions ($995,952 as of the date of the agreement) had been paid, (b) and an additional $20,000 each month for the remainder of his life so long as he did not take any action significantly detrimental to or, during the period ending April 1999, in competion with the Company. The Company paid Mr. Thompson the last of his accrued and unpaid distributions in March 2000. In September 2001, the Company suspended payments under the Agreement, asserting that Mr. Thompson had breached the contract. As a result, the Company believes that it no longer has an obligation pursuant to this contract, has removed this liability from its financial statements at December 31, 2001, and has recognized an extraordinary gain of $2,146,000.

Certain Relationships and Related Transactions

PENDING LEGAL ACTIONS

         In March 2001, a Company shareholder filed in an Oklahoma state court a derivative action on behalf of the Company, alleging breaches of fiduciary duty against certain then current and past Company directors. Such action was subsequently assumed by the Company and dismissals were entered with respect to all defendants other than one past director, Carl Thompson. In February 2002, the court dismissed the action against Mr. Thompson and the Company did not appeal that decision.

         Effective February 1, 1999, the Company and Hebron Communications Corporation (Hebron) entered into an asset purchase agreement (the "APA"). Under the terms of the APA, the Company agreed to:


         (1) pay Hebron for all expenses incurred prior to January 31, 1999, related to the switch network, and convert the balance owed for telecommunications services previously provided, totaling approximately $2,300,000, to a note payable,

         (2) reimburse Hebron for its costs and expenses incurred on the Company's behalf in connection with the development of an internet service product, totaling approximately $584,000, and acquire the rights to the assets and assume all of the related lease obligations incurred by Hebron in connection with the internet service product, totaling approximately $1,200,000, and

         (3) purchase all of the switch assets at their net book value, assume all of the related switch lease obligations totaling approximately $1,300,000, and issue a note payable to Hebron for the net amount of $567,000.

         The largest of the three notes was issued concurrently with the effective date of the APA and the two smaller notes were issued as of April 1, 2000, the date upon which the transactions described in the APA were consummated. All three notes were subordinated to the Company's credit facility.

         The $2,300,000 note matured on August 1, 2000; however, due to limitations on the Company's ability to repay the note under the subordination agreement, the Company is currently in default. As a result of the default, the interest rate on the note was increased to 18%.

         Pursuant to a lease license agreement between the Company and Hebron, the Company assumed operations of the switch and internet assets effective February 1, 1999. Under the terms of the agreement, the Company and Hebron agreed that Hebron would transfer to the Company custody and control of the switch and internet assets, and the Company would hold and operate such assets as if the Company owned the assets. The terms of the agreement also provided that the Company would assume all of the rights and obligations associated with owning and operating the switch and internet assets. The agreement also provided that the Company would pay Hebron a monthly fee equal to the amount of interest payable on the switch and internet assets. Accordingly, the Company recorded the assets and the related lease and note payable obligations in its financial statements effective February 1, 1999, and the statement of operations from February 1999 forward reflect the costs of operating those switches and internet assets.

         The Company also leases approximately 37,000 square feet of office space from Hebron. The total amount paid to Hebron related to the lease of this office space for the years ended December 31, 1999, 2000, and 2001 was $583,000, $585,000, and $528,000, respectively.

         In December 1999, the Company entered into a Termination Agreement with Mr. John Telling, a former Vice President and Director. In connection with this Termination Agreement, the Company agreed to pay Mr. Telling $1,359,000 over four (4) years, in exchange for his agreement not to compete with the Company over that term. The Company accrued the present value of this obligation and is amortizing the covenant not to compete over the term of the Termination Agreement.

         The Company has existing agreements with non-profit organizations that are affiliated with Mr. Sekulow and Mr. Damoose, both former members of the Board of Directors. The agreements require the payment of specific amounts in exchange for the promotion of the Company's products and services. The total amounts paid to these organizations for the years ended December 31, 1999, 2000, and 2001 were $3,190,000, $2,615,000, and $990,000, respectively.

         See also "Executive Compensation and Related Information" above.

Section 16(a) Beneficial Ownership Reporting Compliance

         Based solely on interviews conducted with each of the Company's directors and executive officers and a review of the Company's stock transfer records, the Company believes that during 2001 all filings required to be made by such individuals, as persons required to file reports pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), were timely made in accordance with the requirements of the Exchange Act except as follows: [?????]

                                 PROPOSAL THREE
                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

         The Board of Directors has selected Cole & Reed, P.C., independent auditors, to audit the Company's consolidated financial statements for the year ending December 31, 2002. Cole & Reed, P.C. has audited the Company's consolidated financial statements since 1996 and during 2001 its services included, in addition to such audit engagement, the limited reviews of interim consolidated financial information, and consultation on matters related to accounting and financial reporting. The Board's Audit Committee has received written disclosures from Cole & Reed, P.C. concerning all relationships that, in its opinion, might reasonably be thought to bear on the issue of independence and confirming its perception of independence, and has separately discussed such findings with the auditor, reviewed the services provided by it and has concluded that they are compatible with the maintenance of such auditor's independence.

         Although stockholder approval of the selection of Cole & Reed, P.C. is not required by law, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection. The affirmative vote of holders of a majority of the shares of common stock represented at the meeting will be necessary for such ratification to be effected, and if a negative vote is recorded the Board will reconsider its selection.

         Representatives of Cole & Reed, P.C. are expected to be present at the Meeting to respond to appropriate questions from stockholders and will also be afforded the opportunity to make a statement if they desire to do so.

        Audit Fees: Audit fees paid by the Company to Cole & Reed, P.C. in connection with its review and audit of the Company's annual financial statements for the fiscal year ended December 31, 2001, and review of the financial statements included in the Company's Forms 10-Q for that year, totaled $229,900.

        Financial Information Systems Design and Implementation Fees: The Company did not engage Cole & Reed, P.C. to provide advice to the Company regarding financial information systems design and implementation during the fiscal year ended December 31, 2001.

        All Other Fees: Fees billed to the Company by Cole & Reed, P.C. during the fiscal year ended December 31, 2000, for all other non-audit services rendered to the Company totaled $79,150.

BOARD RECOMMENDATION

         THE BOARD OF DIRECTORS BELIEVES THAT THE SELECTION OF COLE & REED, P.C. AS INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2002 IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND THEREFORE RECOMMENDS A VOTE "FOR" PROPOSAL THREE.

                              STOCKHOLDER PROPOSALS

         Stockholder proposals intended for inclusion in the Company's proxy statement for the 2003 annual meeting of stockholders must be received by the Company no later than December 31, 2002 and must meet certain requirements of applicable laws and regulations in order to be considered for possible inclusion in the proxy statement for that meeting. In addition, for stockholder proposals to be presented at the 2003 annual meeting of stockholders without inclusion in the Company's proxy statement for that year, notice of such proposal must be received by the Company no later than March 31, 2003, to prevent the Company from being able to exercise its discretionary voting authority with respect to such proposals (subject to the rights of the Company and the proponent contained in the federal proxy rules.) Proposals may be mailed to AmeriVision Communications, Inc., to the attention of Al Jones, Corporate Secretary, 5900 Mosteller Drive, Suite 1600, Oklahoma City, Oklahoma 73112.

                                  OTHER MATTERS

         The Board of Directors knows of no matters other than those described herein to be brought before the Meeting. However, if any other matter should properly come before the Meeting, it is the intention of the proxy holders to vote the Proxy in accordance with their best judgment.

By Order of the Board of Directors


                              /s/ KENNETH R. KOLEK
                              ---------------------
                                  Kenneth Kolek
                                President and CEO

Dated: June 1, 2002

                                                                      APPENDIX A

                               NEW COMPANY BYLAWS
                                       OF
                        AMERIVISION COMMUNICATIONS, INC.
                            (AN OKLAHOMA CORPORATION)



                               ARTICLE 1 - OFFICES

1.1 BUSINESS OFFICES. AMERIVISION COMMUNICATIONS, INC. (herein the "Corporation"), may have such offices, either within or without the State of Oklahoma, as the Board of Directors may designate from time to time.

1.2 REGISTERED OFFICE. The Corporation shall maintain a registered office in the State of Oklahoma, which may be changed from time to time by the Board of Directors.

                            ARTICLE 2 - SHAREHOLDERS

2.1 PLACE AND TIME OF MEETINGS. The Board of Directors shall designate the place and time of any annual meeting or special meeting of the shareholders. The place so designated may be either within or without the State of Oklahoma, as the Board of Directors may choose.

2.2 ANNUAL MEETING. The annual meeting of shareholders of the Corporation shall be held subsequent to the end of each fiscal year of the Corporation, on such date and at such hour as the Board of Directors shall annually determine, but no later than the last day of the seventh calendar month. At such annual meeting, directors will be elected, reports of affairs of the Corporation will be considered and any other business may be transacted which is within the powers of the shareholders to transact and which may be properly brought before the meeting.

2.3 SPECIAL MEETINGS. Special meetings of the shareholders may be called by the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer of the Corporation, or by a notice signed by the shareholders of record who hold, in the aggregate, not less than twenty-five percent (25%) of the issued and outstanding voting shares of the Corporation. No business shall be transacted at any special meeting unless such business is stated in the notice of the meeting as one of the purposes of that special meeting.

2.4 FIXING RECORD DATE. In order to determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of shareholders' rights, or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a date, which date shall not be more than sixty (60) days, nor less than ten (10) days, before the date of such meeting, nor more than sixty (60) days prior to any other action. In such case, only such shareholders of record on the date so fixed will be entitled to such rights notwithstanding any transfer of shares of the Corporation after such record date, and the Corporation shall not be bound to recognize any equitable or other claim or other interest in such shares on the part of any other person, whether or not the Corporation shall have express or other notice thereof. All notice and record periods established herein shall be adjusted where required to conform to any prescribed periods now or hereafter provided by the Oklahoma General Corporation Act.

2.5 NOTICE OF MEETING. Notice of the meeting, stating the location, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be furnished in writing no fewer than thirty (30) calendar days nor more than sixty
         (60) calendar days before the date of the meeting, by or at the direction of the Board of Directors, Chairman of the Board of Directors, Chief Executive Officer or other persons calling the meeting, to each shareholder of record entitled to vote at such meeting. Such notice shall be furnished by means of the United States Postal Service and shall be deemed delivered when deposited with that Service, addressed to the shareholder at his, her or its address as appearing on the stock transfer records of the Corporation, with postage thereon prepaid.

2.6 SHAREHOLDER QUORUM AND ACTION. One-half (1/2) of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. The shareholders present at a duly noticed and convened meeting may continue to transact business and vote upon issues presented to them thereat until adjournment, notwithstanding the withdrawal from the meeting of the holders of enough shares to leave less than a quorum present. If a quorum is present at the onset of the meeting, the affirmative vote of a majority of the shares represented at the meeting at the time any vote is taken, which are entitled to vote on the subject matter, shall be the act of the shareholders unless otherwise provided by law or these Bylaws.

2.7 VOTING. Each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

2.8 PROXIES. Every shareholder entitled to vote at a meeting of shareholders, or to express consent to or dissent from corporate action in writing without a meeting, may authorize any other person(s) to act for him, her or it by proxy. No such proxy shall be voted or acted upon more than eleven (11) months after its date of execution unless the proxy expressly provides that its effectiveness shall be for a longer period. A duly executed proxy shall be irrevocable only if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable even if the interest with which it is coupled is an interest in the stock itself.

2.9 ORGANIZATION. Meetings of the shareholders shall be presided over in the following order of priority: by the Chairman of the Board of Directors, if any; the Vice Chairman of the Board, if any; the Chief Executive Officer; the President; any Vice President or in the absence of all of the foregoing, by a chairman to be chosen by a majority of the shareholders entitled to vote at the meeting who are present in person or by proxy. The Secretary, an Assistant Secretary, or in their absence, any person appointed by the chairman of the meeting, shall act as secretary of the meeting.

2.10 SHAREHOLDER LIST. Beginning at least ten (10) [BUSINESS] days before every shareholder meeting and continuing through its final adjournment, a list of the shareholders entitled to vote at the meeting, the Shareholder List shall be on file at the principal office of the Corporation and at a place identified in the meeting notice as the city where the meeting will be held, and shall be available for inspection by any shareholder entitled to vote at the meeting.

2.11 NOTICE OF ADJOURNED MEETING. When a meeting is adjourned to another date, time or location, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken. If the adjournment is for more than thirty (30) days, or if, after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall then be given to each shareholder of record entitled to vote at the meeting. At an adjourned meeting, any business may be transacted that might have been transacted on the original date of the meeting.

                              ARTICLE 3 - DIRECTORS

3.1 POWERS. Except as otherwise provided by law or by the Corporation's Certificate of Incorporation, all corporate powers shall be exercised by or under the authority of, and the property, business and affairs of the Corporation shall be managed under the direction of, the Board of Directors.

3.2 NUMBER; CLASSIFIED BOARD OF DIRECTORS; TENURE AND QUALIFICATION. The number of directors of the Corporation shall be no fewer than seven
         (7) nor more than nine (9), with the exact number of directors to be determined from time to time by the shareholders, subject, however, to the right of the Board of Directors, at any time between the conduct of annual shareholder meetings, to increase such number, up to but not in excess of the maximum identified above, by no more than two (2). In advance of the annual meeting of shareholders conducted in calendar year 2002, the Corporation's Board of Directors shall assign each of its members to one of three (3) classes, to be designated Class I, Class II and Class III. Each such class shall consist, as nearly as may be possible, of one-third (1/3) of the full Board of Directors. Should the number of directors not be equally divisible by three (3), the excess director or directors shall be assigned to Classes III and II as follows: (a) if there shall be an excess of one directorship over a number equally divisible by three (3), such extra directorship shall be designated as falling within Class III; and (b) if there be an excess of two (2) directorships over a number equally divisible by three (3), one shall be designated as falling within Class III and the other within Class II. As so assigned, each director shall be presented to the Corporation's shareholders at their meeting as a nominee for future service, and voted upon, with the term of each elected Class I director being set to expire on the date of the 2003 annual shareholder meeting, the term of each elected Class II director being set to expire on the date of the 2004 annual shareholder meeting, and the term of each elected Class III director being set to expire on the date of the 2005 annual shareholder meeting. At each annual shareholder meeting held in or after calendar year 2002, a successor to each director whose term expires at that annual meeting shall be elected for a three (3) year term. If the number of directors shall have then changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director elected to fill a vacancy resulting from an increase in one of the designated classes shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director.

3.3 REMOVAL. A director may be removed from office upon the affirmative vote of (a) a two-thirds (2/3) majority of the entire Board of Directors, with the director considered for removal not being considered a member for purposes of determining such vote, or (b) the holders of not less than a majority of the total voting power of all outstanding securities of the Corporation then entitled to vote generally in the election of directors, voting together as a single class at an annual meeting of shareholders or at any special meeting thereof expressly called to consider such a removal; provided that at any time the Board of Directors is divided into classes such that its members are elected to staggered terms of office, the shareholder vote needed to effect removal shall be increased to a two-thirds (2/3) majority vote.

3.3 VACANCIES. Vacancies on the Board of Directors resulting from death, resignation, removal or otherwise and newly created directorships resulting from any increase in the number of directors may be filled by the affirmative vote of a majority of all remaining directors or by the affirmative vote of the holders of a majority of the issued and outstanding shares of the Corporation's voting stock. Each director so elected shall hold office for a term that shall coincide with the term of the class, if any, to which such director shall have been elected, and if the director is elected to a newly created directorship the body effecting the election shall also designate the class, if any, to which the new director is to be deemed to belong. If there are no directors in office, then an election of directors may be held in accordance with Oklahoma law.

3.5 RESIGNATION. Any director of the Corporation may resign at any time upon written notice to the Corporation. Such resignation shall take effect at the time specified therefor, and unless otherwise specified with respect thereto, the acceptance of such resignation shall not be necessary to make it effective.

3.6 COMPENSATION OF DIRECTORS. The Board of Directors may (but is not required to) pay each director a stated compensation or fixed sum for attendance at meetings of the Board of Directors or any committee thereof, may issue to directors shares of the Corporation's capital stock in exchange for Board of Directors service (whether past or future), or grant stock options therefor, and may reimburse each director for his or her expenses of attendance at each such meeting. The Board of Directors may also pay to each Director rendering services to the Corporation not ordinarily rendered by directors, as such, special compensation appropriate to the value of such services, as determined by the Board of Directors from time to time. Subject to compliance with Section 3.13 of these Bylaws, none of these payments shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. The Board of Directors may determine the compensation of a director who is also an officer, for service as an officer, as well as for service as a director.

3.7 REGULAR MEETINGS. An annual meeting of the Board of Directors for the purpose of electing officers of the Corporation and the transaction of any other business coming before such meeting will be held within a reasonable time following the adjournment of the annual shareholders' meeting, and no notice of such meeting will be necessary. Other regular meetings of the Board of Directors may be held on such dates and at such times and places as may be from time to time determined by the Board of Directors.

3.8 SPECIAL MEETINGS. Special meetings of the Board of Directors shall be held whenever called and noticed by the Chairman, the Chief Executive Officer, or any three (3) directors. The person(s) authorized to call special meetings of the Board of Directors may fix any location, either within or without the State of Oklahoma, and any date and time of day, as the location, date and time for holding any special meeting of the Board of Directors called by him, her or them.

3.9 NOTICE OF MEETINGS. Notice (other than the annual meeting of the Board of Directors, as identified in Section 3.7 above) to a director of a call for any meeting of the Board of Directors may be given in writing by mailing the same to the residence or location of business of the director, as reflected in the Corporation's records, so that the director receives such notice not less than ninety-six (96) hours before the scheduled time for commencement of the meeting. Alternatively, such notice may be given by (a) sending the same to his or her residence or place of business by courier service, (b) transmitting the same to such location by facsimile transmission, (c) delivering the same personally,
         (d) physically leaving the same for such director at his or her residence or place of business, or (e) giving the same to him or her by telephone, in any event no later than ninety-six (96) hours before the scheduled initiation of such meeting. Each such notice shall be deemed delivered upon the earlier to occur of (i) actual receipt by the director, as determined by whatever evidence is available and reasonably satisfactory to the Board of Directors; (ii) if delivered by courier service, on such date and time as the records of the courier service shall indicate delivery to have been made; and (iii) if faxed, when the sender is in receipt of a written confirmation that the transmission has been satisfactorily completed. Except as otherwise provided in the Bylaws, or as may be indicated in the notice thereof, any and all business may be transacted at any special meeting.

                  When a meeting of the Board of Directors is adjourned to another date, time and/or location, no notice of the adjourned meeting need be given if such information is announced at the meeting at which the adjournment is taken.

3.10 ACTION WITHOUT A MEETING. Any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors and filed in the minutes of the proceedings of the Board of Directors.

3.11 QUORUM AND ACTION. A majority of the total number of directors then in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at the meeting, a majority of the directors present may adjourn the meeting from time to time until a quorum shall have been obtained. Directors shall be deemed present at a meeting of the Board of Directors if a conference telephone, or similar communications equipment by means of which all persons participating in the meeting can hear each other, is used. The affirmative vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. A director of the corporation who is present at a meeting of its Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless he or she votes against such action or abstains from voting in respect thereto because of an asserted conflict of interest.

3.12 ELECTION OF DIRECTORS. At the annual meeting of shareholders, directors shall be elected by a plurality of the votes cast by the holders of shares represented at the meeting, whether in person or by proxy, and entitled to vote for such election, with the number of individual nominees coinciding with the number of vacant director positions who receive the highest number of such votes cast being deemed elected to such offices. If the election of directors is not held on the date designated by the Board of Directors for any annual meeting of shareholders, or at any adjournment thereof, the Board of Directors may cause the election to be held at a special meeting of shareholders specifically called for that purpose.

3.13 INTERESTED DIRECTORS. No contract or other transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because such director or officer is present at or participates in the meeting of the Board of Directors, which authorizes, approves or ratifies such contract or transaction or solely because his, her or their votes are counted for such purpose, if:

         (a) The material facts as to such relationship or interest and as to the contract or transaction are disclosed or known to the Board of Directors, and the Board of Directors in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors; or

         (b) The material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or

         (c) The contract or transaction is fair to the Corporation as of the time it is authorized, approved, or ratified by the Board of Directors, or the shareholders.

         Each interested director may be counted in determining the presence of a quorum at a meeting of the Board of Directors which authorizes, approves or ratifies such contract or transaction.

3.14 WAIVER OF NOTICE. A director may waive the requirement of notice of a special meeting of the Board of Directors by signing a waiver of notice whether before or after the meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting and a waiver of any and all objections to the place or time of such meeting or the manner in which it has been called or convened, except when the director states, at the beginning of the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

3.15 AUDIT COMMITTEE. The Board of Directors shall designate from among its members an Audit Committee. To the extent possible, a majority of the directors so designated as members of the Audit Committee shall be non-employee, non-officer directors. The Audit Committee shall meet at least annually, as soon as is practical after the close of the previous fiscal year, to review the financial results of the Corporation for the year then ended, and to make such inquiries into such results, and the underlying accounts and records, as the Audit Committee may, in its sole discretion, deem reasonable. The Audit Committee shall be responsible for reviewing the independence of and recommending the engagement of an independent auditing firm, as well as for review of all items brought to its attention by the independent auditing firm including, among others, (a) disagreements between auditors and management, (b) irregularities and illegal acts, including fraud, and
         (c) material weaknesses in internal controls.

3.16 OTHER COMMITTEES. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members one or more other committees (expressly including executive and compensation committees), to consist of two (2) or more directors of the Corporation, and such Committee shall only have the powers and duties as delegated to the committee by the Board of Directors. The Board of Directors shall have power at any time to fill vacancies in, change the membership of, designate one or more directors as alternate members of, or discharge any such committee. In the absence or disqualification of a member of a committee, the Board of Directors by a majority vote, may appoint another member from the Board of Directors to act at the meeting in place of any such absent or disqualified member.

3.17 CHAIRMAN OF THE BOARD OF DIRECTORS. The Chairman of the Board of Directors shall be elected by the directors in its organizational action and thereafter at the regular meeting of the Board of Directors following the annual election of directors. The chairman shall hold office until the regular meeting of the Board of Directors following the annual election of directors in the next subsequent year and until his or her successor shall have been duly elected and shall have qualified, or until his or her earlier resignation, removal from office, or both. The Chairman shall preside, when available, at all meetings of the shareholders and the Board of Directors. He or she shall have the specific powers conferred by these Bylaws, and he or she shall also have and may exercise such further powers and duties as from time to time may be conferred upon or assigned to him or her by the Board of Directors.

                              ARTICLE 4 - OFFICERS

4.1 EXECUTIVE OFFICERS. The executive officers of the Corporation shall include a Chief Executive Officer, a President, a Secretary, a Treasurer and such other officers and assistant officers as may be deemed by the Board of Directors necessary or appropriate to the operation of the Corporation. Each executive officer shall be elected by the Board of Directors. Any two (2) or more offices herein designated may be held by the same individual.

4.2 ELECTION AND TERM OF OFFICE. The executive officers of the Corporation shall be elected at the regular meeting of the Board of Directors immediately following the annual election of directors. Each such officer shall hold office until the regular meeting of the Board of Directors immediately following the annual election of directors in the succeeding year and until his or her successor shall have been duly elected and shall have qualified, or until his or her earlier resignation, removal from office or death.

4.3 REMOVAL FROM OFFICE. Any executive officer may be removed from office by action of the Board of Directors taken with or without cause.

4.4 VACANCIES. A vacancy in any executive office may be filled by action of the Board of Directors, and its appointee shall hold office for the unexpired term or until his or her successor is elected and qualified.

4.5 CHIEF EXECUTIVE OFFICER. The Chief Executive Officer, in the absence of the Chairman of the Board of Directors, shall preside at meetings of the shareholders and of the Board of Directors. The Chief Executive Officer shall have general charge of the business of the Corporation and the power to formulate all plans and policies in connection therewith, subject to the control of the Board of Directors. He or she shall keep the Board of Directors fully informed and shall consult with the Board of Directors concerning the business of the Corporation. The Chief Executive Officer shall also have such additional powers and perform such additional duties as may, from time to time, be specified by the Board of Directors.

4.6 PRESIDENT. The President shall have general responsibility for the day to day management and direction of the business, properties and affairs of the Corporation. He or she shall have general executive powers, including all powers required by law to be exercised by a president of a profit seeking corporation, as well as the specific powers conferred by these Bylaws and by the Board of Directors. When the offices of the Chief Executive Officer and the President are occupied by different individuals, the President shall report to and be under the direct supervision and control of the Chief Executive Officer.

4.7 VICE PRESIDENTS. Each Vice President shall be elected by the Board of Directors, and shall have general executive powers, as well as the specific powers conferred by the Board of Directors.

4.8 SECRETARY. The Secretary shall have such duties as may be incidental to the office, including but not limited to, (a) keeping the stock transfer books and other Corporation books and records, and (b) transferring stock certificates as required by the transactions of the Corporation and its shareholders, or as may be properly assigned by the Board of Directors, and shall perform such other duties as may be required by the Oklahoma law.

4.9 TREASURER. The Treasurer shall (a) have charge and custody of, and be responsible for, all funds and securities of the Corporation, (b) receive and give receipts for monies due and payable to the Corporation from any source whatsoever, and deposit all such monies in the name of the Corporation in such banks, trust companies, or other depositories as the Board of Directors may direct or authorize, (c) disburse the funds of the Corporation in payment of the Corporation's debts as requested by the Chief Executive Officer and the Board of Directors,
         (d) see that proper vouchers are taken for such disbursements, (e) render to the president and the Board of Directors, from time to time as requested, an account of all such transactions and of the financial condition of the Corporation, (f) perform all duties incident to the office or which are properly requested by the Chairman and the Board of Directors, and (g) in general, perform all of the duties as from time to time may be assigned to him or her by the Chief Executive Officer or the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum, and with such surety or sureties, as the Board of Directors shall determine.

4.10 SALARIES. No officer shall be prevented from receiving a salary by reason of the fact that he or she is also a director of the Corporation, providing such salary has been approved by the Board of Directors.

4.11 DELEGATION OF DUTIES. In the event of the absence or disability of any officer or for any other reason that the Board of Directors deems sufficient, the Board of Directors may delegate the powers or duties of an officer to any other officer or to any director.

             ARTICLE 5 - CERTIFICATES FOR SHARES AND THEIR TRANSFER

5.1 CERTIFICATES FOR SHARES. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Every holder of stock in the Corporation shall be entitled to have a certificate signed by the President and by the Secretary, certifying the number of shares owned by him, her, or it in the Corporation. Each certificate shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. No certificate shall be issued for any share until such share is fully paid. In case any officer, transfer agent, or registrar who has signed, or whose facsimile signature has been placed upon, a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent, or registrar at the date of issue.

5.2 TRANSFER. The Secretary will transfer shares on the books of the Corporation on the surrender of the duly endorsed certificate or certificates representing the transferred shares upon the receipt of and evidence of compliance with any law or agreement restricting transfer by which the shareholder is bound. The form and substance of the endorsement shall be satisfactory to the Corporation. Surrendered certificates will be canceled and new certificates issued to the shareholder entitled thereto. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes, and the Corporation shall not be bound to recognize an equitable or other claim to, or interest in, such share on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by the laws of the State of Oklahoma.

5.3 LOST, STOLEN, OR DESTROYED STOCK CERTIFICATES; ISSUANCE OF NEW CERTIFICATES. Any shareholder claiming a share certificate to be lost, stolen or destroyed will make an affidavit of such fact and the Board of Directors may in their discretion require such shareholder to give the Corporation an indemnity bond in such sum as the Board of Directors determines against any claim that might be made on account of the loss of such certificate. A replacement certificate may be issued without advertising and without requiring indemnification when, in the judgment of the Board, it is proper to do so.

5.4 ISSUE AND CONSIDERATION FOR SHARES. The adequacy of the consideration for the issuance of shares shall be determined by the Board of Directors, and that determination shall be conclusive as to issues of whether such shares are validly issued, fully paid and nonassessable.

5.5 TREASURY SHARES. Treasury and other shares not at the time issued and outstanding will not be voted at any meeting of the shareholders or counted in calculating any voting majority.

                          ARTICLE 6 - BOOKS AND RECORDS

6.1 BOOKS AND RECORDS. The Corporation shall keep correct and complete books and records of account, and shall keep minutes of the proceedings of its shareholders, Board of Directors and all Board committees. The Corporation shall also keep, at its principal place of business or with its duly authorized agent, a record of its shareholders, giving names and addresses of all shareholders and the number of shares held by each.

                           ARTICLE 7 - INDEMNIFICATION

7.1 AGAINST MATTERS BROUGHT OTHER THAN BY OR IN THE NAME OF THE CORPORATION. The Corporation shall have the power to indemnify any person who was or is party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by, or in the right of, the Corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys'fees), judgements, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. The termination of any action, suit, or proceeding by judgement, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

7.2 AGAINST MATTERS BROUGHT BY OR IN THE NAME OF THE CORPORATION. The Corporation shall have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding by, or in the name or right of, the Corporation to procure a judgement in the Corporation's favor, by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action, suit or proceeding, if such person acted in good faith and in a manner which he or she reasonably believed to be in, and not opposed to, the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless, and only to the extent that, any court in which such action or suit shall have been properly brought, shall determine upon application that, despite the adjudication of liability, but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper.

7.3 EXPENSES. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referenced to in Section 7.1 or 7.2 of this Article, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

7.4      STANDARD OF CONDUCT DETERMINATION. Any indemnification under Section
         7.1 or 7.2 of this Article (unless ordered by a court), shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 7.1 or 7.2 of this Article. Such determination shall be made (a) by the the Board of Directors by a majority vote of a quorum consisting of Directors who were not party to such action, suit, or proceeding, or (b) if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (c) by the shareholders.

7.5 ADVANCE PAYMENT OF EXPENSES. Expenses incurred by an officer or director in defending a civil or criminal action, suit, or proceeding may be paid by the Corporation, in its sole discretion, in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by, or on behalf of, such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this section. Such expenses incurred by other employees and agents may be paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

7.6 NON-EXCLUSIVE PROVISIONS. The indemnification and advancement of expenses provided by or granted pursuant to the foregoing sections are not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in their official capacity, and as to action in any other capacity while holding such office.

7.7 CONTINUING RIGHT OF INDEMNIFICATION. Indemnification and advancement of expenses as provided by, or granted pursuant to, this Article shall continue, unless otherwise provided when authorized or ratified, as to a person who has ceased to be a director, officer, employee, or agent, and shall inure to the benefit of the heirs, executors, and administrators of such a person.

7.8 INSURANCE. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of the Article.

                            ARTICLE 8 - MISCELLANEOUS

8.1 FISCAL YEAR. The fiscal year of the Corporation will be determined by the Board of Directors. In the event the Board of Directors shall fail to designate a fiscal year, the fiscal year of the Corporation shall be the calendar year.

8.2 DIVIDENDS. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner, and upon the terms and conditions, authorized by applicable law.

8.3 EXECUTION OF INSTRUMENTS. All bills, notes, checks, other instruments for the payment of money, agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies and other instruments or documents may be signed, executed, acknowledged, verified, delivered or accepted on behalf of the Corporation by the Chief Executive Officer, the President, any Vice President, the Secretary, or the Treasurer. Any such instruments may also be signed, executed, acknowledged, verified, delivered or accepted on behalf of the Corporation in such other manner, and by such other officers, employees or agents of the Corporation as the Board of Directors may from time to time direct.

8.4 CORPORATION SEAL. The corporate seal shall have inscribed thereon the name of the Corporation and the words "Corporate Seal, Oklahoma" and such other design as the Board of Directors may designate. The failure of the Board of Directors to designate or the absence of the impression of the corporate seal from any document does not affect in any way the validity of such document or otherwise affect such document.

                             ARTICLE 9 - AMENDMENTS

         9.1 AMENDMENTS. These Bylaws may be amended, altered, changed or repealed by the Corporation's shareholders at any annual or at any special meeting of the shareholders if notice of the proposed amendment is contained in the notice of the meeting.

Dated this         day of                 , 2002.
           -------        ----------------


                                                --------------------------------
                                                                       Secretary

                        AMERIVISION COMMUNICATIONS, INC.
                         Annual Meeting of Shareholders
                                 June 27, 2002
                 BOARD OF DIRECTORS SOLICITED STOCKHOLDER PROXY

--------------------------------------------------------------------------------
      The Board of Directors recommends a vote "FOR" items 1, 2, 3 and 4
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
1. Adoption of Replacement Company Bylaws:
                                               FOR     AGAINST    ABSTAIN
                                               [ ]       [ ]        [ ]
--------------------------------------------------------------------------------
2. Number of individuals to be Elected to Company Board of Directors:

                                              SEVEN     EIGHT      NINE
                                               [ ]       [ ]        [ ]
--------------------------------------------------------------------------------
3. Election of Directors:
                                               FOR     AGAINST    ABSTAIN

         IF NUMBER IS SET AT SEVEN:

         Danny Bannister                       [ ]       [ ]        [ ]

         Arch Bonnema                          [ ]       [ ]        [ ]

         David Clark                           [ ]       [ ]        [ ]

         Belaramino Gonzalez                   [ ]       [ ]        [ ]

         Kenneth R. Kolek                      [ ]       [ ]        [ ]

         Art Richardson                        [ ]       [ ]        [ ]

         Loren H. Unruh                        [ ]       [ ]        [ ]

         IF NUMBER IS SET AT EIGHT:

         David R. High                         [ ]       [ ]        [ ]

         IF NUMBER IS SET AT NINE:

         John E. Telling                       [ ]       [ ]        [ ]
--------------------------------------------------------------------------------

4. Ratification of Selection of Independent Auditors:

                                                              FOR     AGAINST    ABSTAIN
                                                              [ ]       [ ]        [ ]
--------------------------------------------------------------------------------
Check this Box if you have comments and use back of form                [ ]

Check this Box if you wish to attend and vote at the Meeting            [ ]
--------------------------------------------------------------------------------

This proxy is solicitied on behalf of the Company's Board of Directors and will be voted as directed herein. If no direction is given, this proxy will be voted for proposals one, two, three, and four and in accordance with the discretion of the proxy holders, Kenneth R. Kolek, President, and Loni L. Woodley, Treasurer, upon such other matters as may properly come before the meeting, no such matters being currently anticipated.

Your vote is important. Please complete and sign as your name appears on the envelope within which this Proxy Statement was received. If shares are owned jointly, each stockholder must sign. Agents, executors, administrators, guardians and trustees must give full title as such. Corporations should sign by an authorized officer. Return this Proxy as soon as possible in the postage paid envelope being provided with this Proxy.

Please mark each vote within X in the appropriate box.

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Signature of Stockholder                                    Date


--------------------------------------------------------------------------------
Printed Name

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Signature of Joint Owner (if any)                           Date


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Printed Name of Joint Owner (if any)